UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                     May 14, 2010

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-53420	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7839 – 17th Avenue, Burnaby, British Columbia		V3N 1M1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (604) 521-2700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, Carolyne Sing resigned as the Chief Executive Officer and the President of Sillenger Exploration Corp. (the “Company” or “Sillenger”).

Also, on May 12, 2010, John Gillespie consented to and was appointed the Chief Executive Officer and the President of Sillenger by the board of directors.

Mr. Gillespie (60 years old) has been the Chief Executive Officer and the President of Sillenger since May 12, 2010.  Mr. Gillespie has over thirty (30) years experience as a Senior Executive, including being President and Chief Executive Officer for major corporations. Mr. Gillespie brings senior corporate expertise in licensing, legal and royalty mechanisms to Sillenger. During the past decade, Mr. Gillespie has proven to be a visionary leader by engineering a wide range of solutions in licensing, real estate and land management, labor negotiations, legal frameworks, marketing and business development, administration, and rapid revenue growth.  Prior to joining the Registrant, Mr. Gillespie served for seven years as Vice President of Operations for Pizzaville in Ontario, Canada. He served for two years as Vice President of Franchise and Real Estate Development with Afton Food Group, Inc., also in Ontario.  He also served as Principal of Gillespie and Associates, where he provided major corporate clients with executive franchise advice on business development, legal, real estate, leasing and general business administration.  From 1978 to 1997 he served as President and Chief Executive Officer for major companies, including Ryan’s Pet Food, Inc. Chicken Chicken, Inc., Goligers Travel, Inc. and  Pizza Pizza, Inc.  Under his leadership, the companies grew rapidly, with combined sales of over $200 Million.

In 1987 Mr. Gillespie earned the honor of being awarded "Executive of the Year" by the Canadian Franchise Association (CFA) for his efforts in transforming the CFA into an organization dedicated to teaching and promoting ethical franchise methods and business practices.  He also served as the organizations’ Chairman from 1984 to 1986.

Mr. Gillespie does not hold a directorship in any other reporting company.

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There is no family relationship among the directors or officers of Sillenger.

The Company does not have a written employment agreement with Mr. Gillespie.  During the last two years, there has been no transaction or proposed transaction that Sillenger was or is a party to in which Mr. Gillespie had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated:  May 14, 2010                                                                           By:    /s/ John Gillespie
John Gillespie –CEO & President

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